NOTE: THIS OPINION HAS BEEN REFORMATTED FOR THE EDGAR
SYSTEM, AND THE FOOTNOTES APPEAR AT THE END OF THE DOCUMENT

Present:  All the Justices

INDUSTRIAL ALLOY
FABRICATORS, INC., ET AL.
                                           OPINION BY
v.  Record No. 981093           CHIEF JUSTICE HARRY L. CARRICO
                                         April 16, 1999
WILLIAMS INDUSTRIES, INC., ET AL.

         FROM THE CIRCUIT COURT OF THE CITY OF RICHMOND
                  Melvin R. Hughes, Jr., Judge

     This is an indemnification and warranty case involving the purchase of corporate assets by Industrial Alloy
Fabricators, Inc. (Industrial Alloy) and Precision
Components Corporation (Precision Components) from Williams
Industries, Inc. (Williams Industries) and IAF Transfer Corporation (IAF Transfer). From a judgment in favor of Williams Industries and IAF Transfer, we awarded Industrial Alloy and Precision
Components this appeal.
     Industrial Alloy is a Pennsylvania corporation with its principal place of business in Richmond, Virginia. At all relevant times, it has been engaged in the business of providing customers with design and production of custom pressure vessels, tanks, reactors, distillation columns, and other process equipment. Precision Components, which is also a Pennsylvania corporation, is "the majority holder" of Industrial Alloy. Precision Components' principal place of business is in York, Pennsylvania.
     Williams Industries is a Virginia corporation with its principal place of business in Fairfax County. IAF
Transfer is also a Virginia corporation based in Fairfax County, and it is the wholly owned subsidiary of Williams Industries.
IAF Transfer formerly was known as Industrial Alloy
Fabricators, Inc. (a Virginia corporation), but changed its official corporate name to IAF Transfer Corporation (a
Virginia corporation) about the time the parties entered into an "Asset Purchase Agreement" (the Agreement), which is at the heart of the present controversy.
     The Agreement is dated October 31, 1994. Pursuant to its terms, Precision Components and Industrial Alloy (the
Buyers) agreed to purchase for $3,600,000 all the assets, including the corporate name, of the former Industrial
Alloy Fabricators, Inc. from IAF Transfer and Williams Industries
(the Sellers). The Agreement provided that it was to be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
     In section 9.1 of the Agreement, the Sellers agreed to indemnify the Buyers "against and in respect of, any and all claims, damages, actions, judgments, losses, liabilities, and expenses, including reasonable fees and disbursements of counsel, incurred by [the Buyers] arising from or in connection with . . . (a) all Liabilities of [the Sellers], whether accrued, absolute, fixed, contingent or otherwise, other than Assumed Liabilities." The Sellers further agreed in section 9.1(b) to indemnify the Buyers against "any breach of any covenant or obligation of [the Sellers] incurred under this Agreement, or because any representation or warranty by [the Sellers] contained herein . . . shall be false or misleading."
     In section 2.2 of the Agreement, the Buyers assumed certain liabilities shown on an October 31, 1994 balance sheet as well as liabilities or obligations arising under certain contracts. Section 2.1 provided, however, that, except for the assumed liabilities, the Buyers would not be "liable for any debt, claim, responsibility, damages, fines, penalties, costs, expenses, liability or obligation of [the Sellers] . . . whether disclosed or undisclosed . . . fixed or contingent [and] whether due or to become due."
     Section 6.14 of the Agreement provided that the Sellers shall comply with the provisions of the Virginia Bulk
Sales Act, Code sections 8.6-101 through -111, "in connection with this sale of assets."[note 1] In this section of the Agreement, the Sellers also warranted that "there are no creditors of any type or nature which have not specifically been disclosed by identity and amount" to the Buyers.
     Section 9.3 of the Agreement required the "Indemnified
Party" to notify the "Indemnifying Party" by registered mail whenever any claim for indemnification arises under the Agreement. Section 9.4 gives the "Indemnifying Party" the right to participate in the defense of any claim or demand by any third party against the "Indemnified Party." And section 9.5 provided that "the Indemnified Party shall make no settlement of any claim that would give rise to liability on the part of the Indemnifying Party under an indemnity contained in this Section 9 without the written consent of the Indemnifying Party." (Emphasis added.)
     At the time the parties entered into the Agreement in October 1994, there was pending in the United States
District Court for the Middle District of North Carolina a products liability action which had been initiated on March 31, 1994, by Unitex Chemical Corporation against the former
Industrial Alloy Fabricators, Inc.  Unitex Chemical Corp. v.
Industrial Alloy Fabricators, Inc., No. 2:94CV00164 (M.D. N.C., Greensboro Div.) (the North Carolina litigation). It was stipulated below that the Buyers, prior to their purchase of the assets in question, received a letter signed by counsel for the Sellers which provided a description and analysis of litigation pending against the former Industrial Alloy
Fabricators, Inc., including the North Carolina litigation. It was further stipulated that the letter was incorporated by reference into the Agreement. However, it is undisputed that the claim asserted in the North Carolina litigation was not one of the liabilities assumed by the Buyers pursuant to section 2.2 of the Agreement.
     Core States Bank, N.A. (the Bank), had agreed to finance the Buyers' acquisition of the assets, and the Bank wanted to protect the collateral that would act as security for the debt. Although the Agreement required the Sellers to furnish the Buyers a list of the Sellers' creditors and the Buyers had requested such a list, none had been furnished as the date approached for closing under the Agreement, and the Bank refused to release the funds. As a direct result, the parties and the Bank entered into an escrow agreement, which provided for the establishment of an escrow account to ensure the Sellers' compliance with the Virginia Bulk Sales Act. Although the Sellers believed the Bulk Sales Act did not apply to the transaction involved in the Agreement, they acquiesced in and agreed to the Buyers' publication of a notice in the Richmond Times-Dispatch of the Buyers' intent to pay the Sellers' debts in full.[note 2]
     The notice, prepared by the Buyers' then counsel, stated that a bulk transfer was about to be made by the former Industrial Alloy Fabricators, Inc., as the seller, to the new Industrial Alloy Fabricators, Inc., as the buyer, and that "Buyer has become bound by the terms of a certain agreement between it and Seller to pay Seller's debts in full." The notice appeared in the newspaper on November 3 and 10, 1994. The parties then proceeded to close the transaction for the asset purchase.
     On September 18, 1995, Unitex Chemical Corporation, the plaintiff in the North Carolina litigation, filed a complaint against the Buyers in the United States District Court for the Eastern District of Virginia alleging a violation of the Bulk Sales Act for the Buyers' failure to give Unitex notice of the asset transfer. Unitex Chemical Corp. v. Industrial Alloy Fabricators, Inc., Civil Action No. 3:95CV777 (E.D.
Va., Richmond Div.) (the Virginia Bulk Sales litigation).
In their answer filed January 6, 1996, the Buyers responded that they "were not required to provide [Unitex notice] because the transaction was exempted, pursuant to Virginia Code section 8.6-103."  Unitex then sought leave to amend its
complaint to seek a declaratory judgment that the Buyers had assumed the debts of the former Industrial Alloy
Fabricators, Inc. by virtue of the notice published in the Richmond Times-Dispatch.
     The district court never ruled on Unitex's motion to amend because, on March 20, 1996, the Buyers entered into a "Stipulation and Settlement Agreement" with Unitex "to settle all claims asserted" in the Virginia Bulk Sales litigation. Pursuant to this agreement, Unitex dismissed the Virginia Bulk Sales litigation in exchange for the Buyers' agreement to pay any judgment returned for Unitex in the North
Carolina litigation.
     The Sellers were aware of the filing of the complaint in the Virginia litigation and of the fact that depositions were scheduled to be taken in the case. However, the Buyers neither gave the Sellers prior notice of the settlement of the litigation nor sought their consent to the terms of the settlement agreement.
     The Buyers participated in settlement discussions concerning the claim asserted in the North Carolina litigation and ultimately contributed $300,000 toward settlement of that claim. The parties to the litigation entered into a "Settlement Agreement and Mutual Release of All Claims" dated June 10, 1996.
     The Buyers then made demand upon the Sellers to comply with the indemnification provisions of the Agreement. The
Sellers made no response to the demand, and, on October 3, 1996, the Buyers filed in the court below a two-count motion for judgment against the Sellers seeking to recover the $300,000 the Buyers had contributed to settlement of the North Carolina litigation, plus attorneys' fees and costs.
     In Count I of the motion for judgment, the Buyers alleged a breach of warranty by the Sellers for their failure to disclose all the creditors of the former Industrial
Alloy Fabricators, Inc. In Count II, the Buyers sought to enforce the indemnification provisions of the Agreement. In their grounds of defense, the Sellers responded, inter alia, that they were not liable to the Buyers because the sums for which the Buyers sought indemnification "were the product of a settlement [of the Virginia Bulk Sales litigation] of which [the Sellers] were given no advance notice, and to which [the Sellers] did not consent."
     Both the Buyers and the Sellers filed motions for summary judgment. The trial court denied the Buyers' motion and took the Sellers' motion under advisement. At a bench trial, the Sellers contended that the Buyers were not entitled to recover because they failed to give notice of, or obtain the Sellers' consent to, the settlement of the Virginia Bulk Sales litigation, as required by sections 9.3 and .5 of the Agreement. The Buyers contended that the notice and consent provisions of the Agreement were not applicable because the Sellers' liability to indemnify the Buyers did not arise from the settlement of the Virginia
Bulk Sales litigation. Rather, the Buyers said, the Sellers' liability was a preexisting obligation arising from the publication in the Richmond Times-Dispatch of the notice whereby the Buyers agreed to be bound to pay the Sellers' obligations in full, in which publication the Sellers acquiesced.
     Upon conclusion of the trial, the court issued a letter opinion, which it incorporated into its final order by reference. The court rejected the Buyers' contention that the notice and consent provisions of the Agreement were not applicable and agreed with the Sellers that the Buyers'
"failure to adhere to [the consent requirement of] Section
9.5 of the Asset Purchase Agreement will preclude the [Buyers] from obtaining indemnification for their contribution to the North Carolina litigation."
     As noted previously, the Agreement provides that it is to be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. In that Commonwealth, "indemnification clauses are generally 'not favored by the law' and are subject to a strict construction compelling an interpretation 'against the party seeking their protection.'"
Lackie v. Niagara Mach. & Tool Works, 559 F. Supp. 377, 378
(E.D.Pa. 1983) (quoting Dilks v. Flohr Chevrolet, Inc., 192
A.2d 682, 687 (Pa. 1963)); see also Kiewit Eastern Co. v. L
& R Constr. Co., 44 F.3d 1194, 1202 (3d Cir. 1995)
(Pennsylvania law requires that an indemnity agreement be strictly construed against party asserting it.)
     In the interpretation of a contract, Pennsylvania law requires that "'each and every part of it must be taken into consideration and given effect, if possible, and the intention of the parties must be ascertained from the entire instrument.'" Bethlehem Steel Corp. v. MATX, Inc., 703
A.2d 39, 42 (Pa. Super. 1997) (quoting Marcinak v. Southeastern
Greene School District, 544 A.2d 1025, 1027 (Pa. Super.
1988)); see also Department of Transp. v. Manor Mines, Inc.,
565 A.2d 428, 432 (Pa. 1989) (when interpreting a contract, court must give effect to all its provisions).
     With respect to indemnification, the common law of Pennsylvania requires that "[w]hen a party settles a claim with an injured individual, then sues the party primarily responsible for the harm for indemnity, the settling party must prove[, inter alia,] that proper notice was given to the party from whom it seeks indemnity." Consolidated Rail
Corp. v. Youngstown Steel Door Co., 695 F. Supp. 1577, 1581
(E.D.Pa. 1988); see also Tugboat Indian Co. v. A/S Ivarans
Rederi, 5 A.2d 153, 156 (Pa. 1939) (one secondarily liable for injury may recover indemnity from one primarily responsible provided he has given proper notice).
     On appeal, the Buyers contend, as they contended below, that the notice and consent provisions of the Agreement did not apply to their settlement of the Virginia Bulk Sales litigation because that "settlement did nothing more than recognize an obligation previously created [upon the Buyers] by virtue of the Bulk Sales Act public notice." The Buyers state that section 9.5 requires consent when a settlement
"would give rise to liability on the part of the Indemnifying
Party." They then note that in Plymouth Township v. Borough of Larksville, 110 A. 801 (Pa. 1920), the Pennsylvania
Supreme Court defined the term "liability" as including
"every kind of obligation, even obligations that are unascertained or imperfect." Id. at 802.
     From this, the Buyers argue that, "even though the monetary amount of the obligation to Unitex was unascertained at the time of the Agreement, liability still attached to Buyers at the time of the Bulk Sales Act public notice in November, 1994," and that it was this event, which had the Sellers' approval, and not the settlement of the Virginia
Bulk Sales litigation, which "gave rise to the Sellers' indemnification liability." Hence, the Buyers conclude, the settlement of the Virginia litigation "had no legal significance," and the trial court erred when it selected the settlement "as the triggering event."
     We disagree with the Buyers' conclusion. To adopt their view would, contrary to Pennsylvania law, require a strict construction of the indemnification provisions of the Agreement against the Sellers, rather than the Buyers, fail to give effect to each and every part of the Agreement, deny the Sellers the right to prior notice as provided by section 9.3 of the Agreement and Pennsylvania common law, and effectively write the consent provision of section 9.5 out of the Agreement.
     Although we express no opinion on the subject, the Buyers may be correct in saying, as they say on brief, that upon publication of the Bulk Sales notice, they "became unconditionally liable to pay the North Carolina product liability claim." However, as the Sellers point out, section 9.5 of the Agreement "by its terms is not concerned with the time at which the basis of Buyers' liability . . .
arose" but, instead, "the event triggering the [Buyers'] obligation to seek and obtain the [Sellers'] consent is the [Buyers'] 'settlement of any claim that would give rise to liability on the part of the [Sellers] under an indemnity contained in [the Agreement].'"
     In other words, section 9.5 contemplates that regardless of the point in time at which liability may arise against the Buyers for a claim within the intendment of the Agreement, it is not the attachment of such liability to the Buyers but the subsequent settlement of the claim that is decisive. Under the terms of section 9.5, not until that time arrives does there exist a "settlement . . . that would give rise to liability on the part of the Indemnifying Party under an indemnity contained in [the Agreement]." The settlement of the Virginia Bulk Sales litigation was such a settlement, the Sellers' consent thereto was required, and, in the words of the trial court, the Buyers' "failure to [obtain the consent] will preclude [them] from obtaining indemnification for their contribution to [settlement of] the North Carolina litigation."
     The Buyers, however, cite a statement in the trial court's letter opinion that "a liability or debt cannot be 'pre-existing' if it has yet to be imposed." The Buyers then argue that if the publication of the Bulk Sales notice did not impose indemnification liability upon the Sellers then the liability was not imposed until the Buyers contributed the $300,000 toward settlement of the North Carolina litigation. This settlement, the Buyers say, occurred with the Sellers approval, as demonstrated by two letters written by the Sellers' corporate counsel shortly before the $300,000 was paid.
     However, the trial court made the explicit finding that "[n]either letter evinces 'consent' by the [Sellers] to the Virginia settlement nor is it a waiver of the consent requirement under the Agreement." Our reading of the two letters satisfies us of the correctness of the trial court's finding. Indeed, the first letter, addressed to the Buyers' counsel, while noting that the addressee earlier had been authorized to contribute $300,000 toward the effort to settle the North Carolina litigation, stated that "[t]here has not been any waiver, settlement or other understanding between [the Buyers] and [the Sellers] regarding the efforts to settle or defend this case, and all rights have been reserved as asserted in the various correspondence or otherwise."
     The second letter, addressed directly to Precision
Components, while urging the Buyers to settle the North
Carolina litigation, stated that "[the Sellers] believe that your voluntary assumption of the Unitex claim under [the agreement settling the Virginia Bulk Trades litigation], without notice to or consent by us, relieves us of any obligation to indemnify you for the claim and constitutes a violation of the Asset Purchase Agreement."
     Finally, the Buyers argue that the trial court erred in denying them recovery on the breach of warranty claim alleged in Count I of their motion for judgment. The Buyers base this claim upon a purported violation by the Sellers of section 6.14 of the Agreement, which required the Sellers to furnish the Buyers a list of creditors as described by Code section 8.6-104 of the Bulk Sales Act and to warrant "that there are no creditors of any type or nature which have not specifically been disclosed by identity and amount to [the
Buyers.]" The Buyers complain that the Sellers did not provide them with a list of creditors and did not specifically disclose all creditors by identity and amount.
     The Buyers assert that the trial court implicitly held that the Buyers' failure to comply with the consent provision of section 9.5 "cut off their breach of warranty claim."
However, we find nothing in the trial court's letter opinion or final order to support this argument. Rather, in its letter opinion, the trial court adopted the Sellers' proposed findings of fact and conclusions of law. Included was a finding that any failure of the Sellers to furnish a list of creditors was not the proximate cause of any damage to the Buyers since they had sufficient information from "the due diligence performed on [the Sellers]" to satisfy "any obligations [the Buyers] had under section 8.6-104 [and section
105] of the [Bulk Sales] Act to send notices to [the Sellers'] creditors."
     Furthermore, as the Sellers point out, "the only creditor of [the former Industrial Alloy Fabricators, Inc.]
relevant to this litigation is Unitex, and it is undisputed that Sellers specifically disclosed to Buyers the existence of Unitex's outstanding claim . . . well in advance of the closing date of the asset purchase." Hence, any discussion of the Sellers' failure to furnish a list of irrelevant creditors would be purely academic.
     For the reasons assigned, we will affirm the judgment of the trial court.

Affirmed.


Footnotes moved to end:

1     The Code sections formerly comprising the Bulk Sales
Act, sections 8.6-101 through 111, were repealed in 1997 and replaced by Code sections 8.6A-101 through -110. 1997 Va. Acts ch. 121. Because this litigation arose prior to the revision, we will cite to the previous sections.

2     Code section 8.6-103(6) provided an exception to the
Bulk Sales Act for "[t]ransfers to a person maintaining a known place of business in this State who becomes bound to pay the debts of the transferor in full and gives public notice of that fact."